TECHNOLOGY CONTRIBUTION AGREEMENT

This TECHNOLOGY CONTRIBUTION AGREEMENT (“Agreement”) is entered into as of September 25, 2009 (the “Effective Date”), by and between Northeast Maritime Institute, Inc., a Massachusetts corporation, with an address at 32 Washington Street, Fairhaven, MA 02719 (“Seller”) and hZo, Inc., a Delaware corporation, with an address at 3855 South 500 West Suite J, Salt Lake City, Utah 84115 (“Purchaser”)   In consideration of the covenants and mutual understandings herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

“Assignment Date” means the date and time of the ZAGG Deferred Closing (as defined in the Series A Purchase Agreement).

“Common Interest Agreement” means an agreement, in the form set forth as Exhibit A, establishing the terms under which Seller and Purchaser will protect certain information relating to the Patent Applications under the common interest privilege.

 “Deliverables” means any and all documents delivered, or to be delivered, by Seller to the Escrow Agent pursuant to Section 3.1.

 “Escrow Agreement” means an agreement in the form attached as Exhibit B.

“Escrow Agent” refers to that person to be identified as such in the Escrow Agreement.

“Executed Assignments” means both the executed and notarized Assignment of Patent Application Rights in Exhibit C, and the Assignment of Technology in Exhibit D, as signed by a duly authorized representative of Seller.

“Know-How” means any inventions, know-how, experience, knowledge, trade secrets and proprietary information relating to the Patent Rights, including the application of any patent rights resulting from the Patent Application.

“Liability” means any debt, liability or obligation of any kind, whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, excluding obligations pursuant to certain nondisclosure agreements with third parties concerning the Technology.

“License Term” means the period of time from the Effective Date until the earlier of (i) the Assignment Date, (ii) the end of the day of February 25, 2010, Mountain Time Zone; or (iii) Purchaser’s material breach of this Agreement that is not cured within thirty (30) days of written notice from Seller describing in reasonable detail such breach, or if such breach is not capable of cure within such 30-day period, Purchaser’s failure to immediately commence a cure in a manner reasonably satisfactory to Seller within such 30-day period or to continue all diligent  efforts to cure such breach during and after such 30-day period, with the further requirement that in all events a complete cure occur within no more than sixty (60) days of Seller’s written notice.

“Marks” means certain trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers relating to the Patent Rights and the Know-How, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions in connection therewith.

“Patent Applications” means those US patent applications listed in Exhibit D  hereto.

“Patent Issuance Contingency Date” means the date, with respect to each Patent Application, is (i) four years from the Effective Date, plus (ii) any additional days in which such Patent Application was delayed as a result of causes primarily attributable to the USPTO, including without limitation the issuance of a first substantive office action.

“Patent Rights” means the rights in and to the Patent Applications, including any and all rights arising from the Patent Applications, such as continuations, divisionals and reissues, and any patents issuing from the Patent Applications, and any patents or patent applications deriving priority, directly or indirectly, from any Patent Applications.

 “Series A Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, dated as of even date herewith and which is attached hereto as Exhibit F, among Purchaser and the persons and entities listed on the Schedule of Investors attached thereto as Exhibit A, which include Seller.

“Technology” means the Patent Rights, Know-How, Marks, Improvements (as defined below), materials, processes, equipment, tangible property and proprietary rights; together with all other intellectual property, copyright protected information, routines, processes, operations, prototypes, specifications, sketches, notebooks, technologies, formulae, drawings, algorithms, studies, reports, costs, pricing, forecasts, orders, research and development, market data, customer names, opportunities, suppliers, vendor relationships, hardware and software programs, and financial information related to the coating of manufactured goods and components of such goods with weather-proof, splash proof, protective coating.

2.           BACKGROUND.

2.1           Seller has developed and owns the Technology, and Seller, subject to the terms and conditions of this Agreement, wishes to sell to Purchaser all right, title, and interest in the Technology free and clear of any title restrictions, liens, claims and encumbrances.

2.2           Pursuant to a Mutual Confidentiality and Nondisclosure Agreement, dated January 15, 2009 (“NDA”), Seller has disclosed to Purchaser or its affiliate ZAGG, Inc. (”ZAGG”) certain Confidential Information of Seller (as defined therein) related to the Technology.

2.3           Purchaser, having reviewed such Confidential Information, and subject to the terms and conditions of this Agreement, wishes to purchase from Seller all right, title, and interest in the Technology free and clear of any Liabilities, title restrictions, liens, claims, and encumbrances.

3.	DELIVERY AND ASSIGNMENT OF THE TECHNOLOGY.

3.1           Assignment Deliverables. On the Effective Date, Seller will deliver to the Escrow Agent, all documents contemplated herein, duly executed by Seller, including without limitation, the Executed Assignments.  Additionally, Seller will duly execute such additional documents, if any, reasonably requested by Purchaser, to confirm the assignment of the Technology (the “Assignment”) and deliver such additional documents, if any, (i) if prior to the Assignment Date, to Escrow Agent, or (ii) if subsequent to the Assignment Date, to Purchaser.  Upon the Assignment Date, without limiting the Assignment provided in the Deliverables, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest of Seller, in and to the Technology, including without limitation all:

(a)           Improvements;

(b)           inventions, invention disclosures, and discoveries described in any of the Patent Applications;

(c)           rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any of the patent applications and the inventions, invention disclosures, and discoveries therein, and the right to claim priority to the Patent Applications;

(d)           causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Technology, Patent Applications and/or the rights described in subsection 3.1(c), including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and

(e)          rights to collect royalties or other payments under or on account of any of the Technology, including any of the foregoing.

3.2           Delivery of the Technology.  Seller shall promptly deliver to Purchaser, any and all Technology which Purchaser reasonably requests in the formats and media in existence and reasonably available to Seller.

4.           LICENSE GRANT

4.1           License.  During the License Term, Seller hereby grants to Purchaser a sole and exclusive (including without limitation to the exclusion of Seller), non-transferable, worldwide, royalty-free license and right to fully exploit the Technology and Improvements (as defined below), including without limitation the right to use, license, manufacture, market, promote, offer for sale, sell or procure orders for, distribute, demonstrate, provide training and other services related to, practice, or otherwise dispose of any Technology or Improvement(s) anywhere in the world.  Notwithstanding the foregoing, Purchaser shall not do either of the following prior to the Assignment Date without the prior written consent of Seller, which consent may not be unreasonably withheld: (a) grant any sublicense with respect to the Technology; or (b) grant any other right or incur any obligation with respect to the Technology that would be binding on Seller at the end of the License Term.

 4.2           Improvements.  During the License Term, each party agrees promptly to disclose to the other party in writing all inventions, whether patentable or not, which are “improvements” on, or derivative works of, the Technology or other subject matter described in the Technology (“Improvements”); provided, however, that Seller shall, solely until the Assignment Date, own all worldwide right, title and interest in and to the Improvements, subject to (i) the Licensee’s rights herein under this Agreement, and (ii) any third party rights included or associated with the Improvements. Notwithstanding the foregoing, Purchaser agrees not to challenge the validity of Seller’s ownership of the Improvements, during the License Term, and if the Assignment does not occur, at any time thereafter.

4.3           Maintenance of Technology.  During the License Term, Purchaser and Seller shall reasonably cooperate with each other in filing and prosecuting any applications, continuations, continuing applications, continuations-in-part or divisions of any such applications, or any foreign counterparts of any such applications for the Technology or Improvements, including without limitation, the Patent Applications, to the extent determined by each of Purchaser and Seller to be reasonably necessary for the protection or exploitation of the Technology, the cost of which shall be paid by Purchaser; provided, however, that if Purchaser and Seller agree to abandon the prosecution of any Patent Application, then Seller shall have the right to file and prosecute, at its sole cost and expense and in Seller’s name, such Patent Application, and Purchaser shall at Seller’s request promptly assign such Patent Application to Seller.

4.4           Enforcement of Technology.  During the License Term, Purchaser and Seller shall reasonably cooperate with each other to take such actions as Purchaser and Seller agree are reasonably necessary to enforce the Technology and Improvements against infringement by a third party and to take any action with respect to infringement, including infringement of the Technology prior to the Effective Date.  If either party determines that a third party is infringing, or has infringed, the Technology or any Improvement, such party shall notify the other party of such infringement in writing.  Such notice shall include all relevant information in the notifying party’s possession.

4.5           Effect of Expiration.  Upon the Effective Date, Purchaser shall deposit into escrow a duly-executed power of attorney in the form attached hereto as Exhibit G, authorizing Seller to take such reasonable actions as Seller may reasonably deem appropriate in its sole discretion to confirm the termination of the license set forth in Section 4.1 at the end of the License Term only if the License Term terminates other than due to the ZAGG Deferred Closing.

5.           CONSIDERATION.

5.1           Payment of Consideration. In consideration for the Assignment, and such other rights granted to Purchaser hereunder, Purchaser hereby agrees to compensate Seller as follows:

(i)           Upon the Effective Date, Purchaser shall pay Seller $1,000,000.00;

(ii)           At the ZAGG Deferred Closing, Purchaser shall pay Seller $2,000,000.00 (the “ZAGG Deferred Closing Payment”);

(iii)           At the ZAGG Deferred Closing, Purchaser shall issue to Seller 10,521,884 shares of Series A Preferred Stock pursuant to the Series A Purchase Agreement, of which:

(a)           8,417,508 shares will be delivered to Seller on the date of the ZAGG Deferred Closing (the “NMI Closing Shares”); and

(b)           2,104,376 shares (the “NMI Contingent Shares”) will be held in escrow, pending release or cancellation pursuant to Subsection 5.2 below, by the Secretary of Purchaser pursuant to the Joint Escrow Instructions of Seller and Purchaser set forth in Exhibit H attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Secretary of Purchaser at the ZAGG Deferred Closing, together with a stock power in the form of Exhibit I attached to this Agreement, executed by Seller (with the date left blank).

On the Effective Date, ZAGG will execute in favor of Seller the Guaranty in substantially the form attached hereto as Exhibit J.  Subject to Seller giving purchaser reasonable advance written wiring instructions, Purchaser shall make payment pursuant to Subsection 5.1(i) by wire instructions to an account directed by Seller.  Upon the earlier of Purchaser’s request or February 15, 2010, Seller will provide Purchaser written instructions regarding delivery of the ZAGG Deferred Closing Payment.

5.2           Contingent Consideration.  If with respect to any Patent Application, despite commercially reasonable efforts of Purchaser to diligently prosecute such Patent Application, the United States Patent and Trademark Office (“USPTO”) fails to issue a patent resulting from any Patent Application, or amendment thereto, prior to the end of any Patent Application’s respective Patent Issuance Contingency Date, then, upon the end of the last possible Patent Issuance Contingency Date, Seller shall forfeit any right to the NMI Contingent Shares and the Secretary of Purchaser shall promptly cancel such shares; provided, however, that if the USPTO issues a patent resulting from any Patent Application, or amendment thereto, prior to the end of any Patent Application’s respective Patent Issuance Contingency Date, the Secretary of Purchaser will promptly deliver the stock certificate representing the NMI Contingent Shares to Seller.

5.3          Rights Regarding NMI Contingent Stock.  Subject to the terms hereof, Seller shall have all the rights of a stockholder with respect to the NMI Contingent Stock while they are held in escrow, including without limitation, the right to vote the shares.  If, from time to time while the shares are being held in escrow, there is (i) any stock dividend, stock split or other change in the shares, (ii) any dividend of cash or other property on the shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of Purchaser, any and all new, substituted or additional securities or cash or other consideration to which Seller is entitled by reason of Seller’s ownership of the NMI Contingent Shares shall immediately become subject to the escrow, deposited with the Secretary of Purchaser and included thereafter as “NMI Contingent Shares” for purposes of this Agreement.

5.4.          Tax Consequences.  The parties agree that the Technology will be contributed by Seller to Purchaser in a tax-free exchange with respect to all NMI Closing Shares and NMI Contingent Shares within the meaning of Section 351 of the Internal Revenue Code (the “Code”).  As to any other consideration referenced above, Seller has reviewed with Seller’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, and Seller is relying solely on such advisors and not on any statements or representations of Purchaser or any of its agents.

5.5          Reservation of Shares under Equity Incentive Plan.  Four percent (4%) of the shares of Common Stock currently reserved for issuance under Purchaser’s equity incentive plan shall be reserved for issuance to service providers to Purchaser identified by Seller, with such grants to be made as soon as practicable following the Effective Date at the then-current fair market value based on an independent valuation for purposes of Section 409A of the Code and FASB 123(R)).

5.6          Continuing Obligations under Term Sheet.  The continuing obligations of the parties under binding provisions of that certain Amended and Restated Terms Sheet for Series A Preferred Stock Financing of hZo, Inc. dated September 8, 2009, shall remain in full force and effect.

6.	ADDITIONAL OBLIGATIONS.

6.1           Further Cooperation.

(a)           At the reasonable request of the other party, a party will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including, without limitation, execution, acknowledgment, and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

(b) To the extent any attorney-client privilege or the attorney work-product doctrine applies with respect to  information and the documents related to the Technology is retained after the Effective Date under Seller or Seller’s representatives normal document retention policy, Seller will ensure that it is not disclosed to any third party unless (i) disclosure is ordered by a court of competent jurisdiction, after all appropriate appeals to prevent disclosure have been exhausted, and (ii) Seller gave Purchaser prompt notice upon learning that any third party sought or intended to seek a court order requiring the disclosure of any such document.

(c) Seller will also, at the reasonable request of Purchaser after the Assignment Date, assist Purchaser in providing, and obtaining, from the respective inventors, prompt production of pertinent facts and documents, otherwise giving of testimony, execution of petitions, oaths, powers of attorney, specifications, declarations or other papers and other assistance reasonably necessary for filing patent applications, enforcement or other actions and proceedings with respect to the claims under the Patent Applications.  Purchaser shall compensate Seller for any reasonable, documented disbursements and time incurred after the Effective Date in connection with providing assistance under this subsection 6.1(c) in connection with any enforcement or other infringement action regarding the Patent Applications under a reasonable and standard billable hour rate of Seller or its agents, as applicable.

6.2           Payment of Fees. Seller will pay any maintenance fees, annuities, and the like due or payable on the Patent Applications until the Effective Date. For the avoidance of doubt, Seller shall pay any maintenance fees for which the fee is payable (e.g., the fee payment window opens) on or prior to the Effective Date even if the surcharge date or final deadline for payment of such fee would be after the Effective Date. Seller hereby gives Purchaser power-of-attorney to (i) effective as of the Assignment Date execute documents in the name of Seller in order to effectuate the recordation of the transfers of any portion of the Patent Applications in a governmental filing office in the world, and (ii) instruct legal counsel to take steps to pay maintenance fees and annuities due or payable on the Patent Applications until the Effective Date that Seller declines to pay.

6.3           Foreign Assignments. Following the Assignment Date, Seller will deliver to Purchaser’s representatives executed documents in a form as may be required on the non-U.S jurisdictions in order to perfect the assignment to Purchaser of the non-U.S. patent applications or any other non-U.S. Technology. Such documents will be prepared or obtained by Purchaser at Purchaser’s sole expense.

7.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser as follows that:

7.1           Authority. Seller shall have the full power and authority and has obtained or shall have obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the Executed Assignments.

7.2          Noncontravention.  (a)                                            The execution, delivery and performance by Seller of this Agreement and the other transactions contemplated hereby, do not and will not contravene, conflict with, constitute a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person or entity any right of payment or reimbursement, termination, cancellation, modification or acceleration, loss of a material benefit under or result in the creation or imposition of any lien or encumbrance (other than the License)  upon any of the Technology; (b) No consent, waiver, approval or action of, filing with or notice to any third party is necessary or required under any of the terms, conditions or provisions of any agreement to which Seller is a party or by which Seller is bound; (c) There are no liens for taxes upon the Technology; (d) There are no licensing fees, royalties, honoraria or other payments or consideration payable by Seller or any successor in interest to Seller by reason of the ownership, development, use, license, sale or disposition of the Technology; and (e) There are no claims, assertions, government administrative proceedings or legal proceedings that have been brought in connection with the Technology.

7.3           Section 365(n).  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses to rights to “intellectual property” as defined under the Code, and Purchaser, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code.  In the event of the commencement of any bankruptcy proceeding by or against Seller under the Code, Purchaser shall be entitled, subject to continued performance of its obligations under this Agreement, to retain all of its licensed rights under this Agreement.  In the event that a trustee or Seller as a debtor-in-possession in an action under the Code rejects or attempts to reject this Agreement, Purchaser may elect to retain its rights under this Agreement, in accordance with the Code. Failure by Purchaser to assert its rights or to retain its benefits to the License pursuant to the Code under an executory contract rejected by a trustee or Seller as a debtor-in-possession shall not be construed as a termination of the License or this Agreement by Purchaser under the Code.

7.4            Fees. All maintenance fees, annuities, and the like due or payable on the Patent Applications have been timely paid.

8.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to Seller as follows that:

8.1           Authority.  Purchaser shall have the full power and authority and has obtained or shall have obtained all consents, approvals, and/or authorizations required to enter into this Agreement and to carry out its obligations hereunder.

9.	MISCELLANEOUS.

9.1           Limitation of Liability.  TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE CONSIDERATION SET FORTH IN SECTION 5 OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITY SET FORTH IN THIS SECTION 9.1 WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

9.2           Limitation on Consequential Damages. NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLE, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

9.3           Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

9.4          Governing Law; Venue/Jurisdiction. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Delaware, without reference to its choice of law principles.  Seller irrevocably consents to the jurisdiction and venue of the state or federal courts located in Delaware in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement.

9.5           Dispute Resolution.

(a) Any dispute between the parties arising out of or relating to this Agreement shall in the first instance, be the subject of a meeting between the parties to be held within twenty (20) days of notice of the dispute in order to negotiate a resolution of such dispute.  The meeting shall be attended by individuals from within the parties who have decision-making authority with respect to the subject matter in question.  If the negotiations do not lead to a settlement of the dispute within thirty (30) days of the date of the meeting, the parties agree to binding arbitration in accordance with the Commercial Arbitration Rules-Expedited Procedures of the American Arbitration Association.  The arbitration shall take place in Wilmington, Delaware.

(b) The arbitrator shall issue a full written decision of all issues raised in the arbitration.  The decision shall be based on applicable law and judicial precedent of the Federal Circuit and federal and state courts of Delaware. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction over the party against whom the award is rendered.  Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding.

(c) Each party shall bear its own expenses and shall share equally the administrative expenses of the hearing, including without limitation, arbitration fees and the expenses of a court reporter.

(d) During the arbitration, this Agreement shall remain in effect.  The parties’ rights under this Agreement shall not be affected under any arbitration proceeding until a final written decision has been received by both parties from the arbitrator.

9.6             Irreparable Harm.  Notwithstanding Sections 9.4 and 9.5, in the event of any breach or threatened breach of any obligation for which there is no adequate remedy at law, the non-breaching party will be entitled to seek equitable relief in addition to its other available legal remedies in any court of competent jurisdiction.

9.7           Notices.  All notices given hereunder will be given in writing, will refer to Seller, Purchaser and to this Agreement and will be delivered to the address set forth below by  personally delivery, or delivery postage prepaid by an internationally-recognized express courier service:

If to Purchaser:                                                        If to Seller:

hZo, Inc.                                                            Northeast Maritime Institute, Inc.
Robert G. Pedersen II, President                   Eric Dawicki, President
              3855 South 500 West, Suite J                                32 Washington Street
             Salt Lake City, UT 84115                                         Fairhaven, MA 02719
Tel. 801-263-0699                                                     Tel. 508-992-4025

With a copy to:                                                        With a copy to:

Scott Gordon, Esq.                                                        Richard J. Grahn, Esq.
Gordon Law Offices, P.C.                                             Looney & Grossman LLP
1805 300 West, Suite 125                                             101 Arch Street
Salt Lake City, UT 84101                                              Boston, MA 02110
Tel. 801-651-6888                                                          Tel. 617-951-2800

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier or (b) if delivery is refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified. Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this section.

9.8           Relationship of Parties. The parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the patties. Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

9.9           Severability. If any provision of this Agreement Is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

9.10           Waiver. Failure by either party to enforce any term of this Agreement will not be deemed a waiver or future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

9.11           Confidentiality.  Following the Assignment Date, (a) any Confidential Information relating to the Technology shall immediately become Purchaser Confidential Information, and—notwithstanding any language to the contrary or any exclusion to the definition thereof set forth in the NDA—shall be protected by Seller as such  and (b) neither Purchaser nor ZAGG shall have any obligations of confidentiality under the NDA with respect to the Technology.  The NDA shall continue in full force effect if the License Term terminates other than due to the ZAGG Deferred Closing.

9.12           Miscellaneous. This Agreement, including its exhibits and agreements referenced herein (including the Series A Purchase Agreement and agreements contemplated thereby), constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary or this Agreement or any of the transactions contemplated by this Agreement. No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing signed by authorized representatives of both parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement. The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled “Common Interest Agreement”); Exhibit B (entitled “Escrow Agreement”); Exhibit C (entitled “Assignment of Patent Application Rights”); Exhibit D (entitled “Assignment of Technology”); Exhibit E (entitled “Patent Applications to be Assigned”); Exhibit F (entitled “Series A Preferred Stock Purchase Agreement”); Exhibit G (entitled “Power of Attorney”); Exhibit H (entitled “Joint Escrow Instructions”); Exhibit I (entitled “Stock Power and Assignment Separate from Certificate”); and Exhibit J (entitled “Guaranty”).

9.13           Counterparts: Electronic Signature: Delivery Mechanics. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and promptly deliver to the other party a copy of this Agreement bearing the original signature. Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document. “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a ..pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

[Signature page to follow]

In witness whereof, intending to be legally bound, the parties have executed this Technology Contribution Agreement as of the 25th day of September 2009.

PURCHASER:                                                                           SELLER:

hZo, Inc.                                                                               Northeast Maritime Institute, Inc.

By:______________________                                                  By:_____________________________
                             Eric Dawicki
Its ______________________                                                         Its president

Duly authorized                               Duly authorized

EXHIBIT A

COMMON INTEREST AGREEMENT

This COMMON INTEREST AGREEMENT (“Agreement”) is entered into between the undersigned legal counsel (“Counsel”), for themselves and on behalf of the parties they represent (as indicated below).

1.           Background.

1.1       hZo, Inc., a Delaware corporation (“Purchaser”) and Northeast Maritime Institute, Inc., a Massachusetts corporation (“Seller”) (Purchaser and Seller are sometimes hereafter referred to herein as a “party” or the “parties”), have entered into an agreement under which Purchaser will acquire all rights of Seller in certain patent applications filed or to be filed, and certain related technology and trade-secrets, throughout the world (the “Patent Matters”).

1.2       The parties have a common interest in the Patent Matters and have agreed to treat their communications and those of their Counsel relating to the Patent Matters as protected by the common interest privilege. Furtherance of the Patent Matters requires the exchange of proprietary documents and information, the joint development of legal strategies and the exchange of attorney work product developed by the panics and their respective Counsel.

2.	Common Interest

2.1       The parties have a common, joint and mutual legal interest in cooperating with each other, to the extent permitted by law, to share information protected by the attorney-client privilege and by the work product doctrine with respect to the Patent Matters. Any counsel or consultant retained by a party or their Counsel to assist in the Patent Matters shall be found by, and entitled to the benefits of, this Agreement.

2.2       In order to further their common interest, the parties and their Counsel shall exchange privileged and work product information, orally and in writing, including, without limitation, factual analyses, mental impressions, legal memoranda, source materials, draft legal documents, prosecution history files and other information (hereinafter “Common Interest Materials”). The sole purpose for the exchange of the Common Interest Materials is to support the parties’ common interest with respect to the prosecution and enforcement of the Patent Matters. Any Common Interest Materials exchanged shall continue to be protected under all applicable privileges and no such exchange shall constitute a waiver of any applicable privilege or protection.

3.       Nondisclosure.

3.1 The parties and their Counsel shall use the Common Interest Materials solely in connection with the Patent Matters and shall take appropriate steps to protect the privileged and confidential nature of the Common Interest Materials. Neither client nor their respective Counsel shall produce privileged documents or information unless or until directed to do so by a final order of a court of competent jurisdiction, or upon the prior written consent of the other party. No privilege or objection shall be waived by a party hereunder without the prior written consent of the other party.

The obligations under this paragraph will not apply either to Purchaser after acquisition of the Patent Matters or to either party with respect to any dispute between the parties related to such Purchaser’s acquisition or license of the Patent Matters.

3.2       Except as herein provided, in the event that either party or their Counsel is requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceedings (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Common Interest Materials, the party or their Counsel shall immediately inform the other party and their Counsel and shall assert all applicable privileges, including, without limitation, the common interest doctrine, the joint prosecution privilege.  The obligations under this paragraph will not apply to Purchaser after acquisition of the Patent Matters.

4. Relationship; Additions; Termination.

4.1       This Agreement does not create any agency or similar relationship among the panics. Through the Assignment Date (as defined in the Technology Contribution Agreement executed by Purchaser and Seller), neither party nor their respective Counsel has the authority to waive any applicable privilege or doctrine on behalf of any other party.

4.2       Nothing in this Agreement affects the separate and independent representation of each party by its respective Counsel or creates an attorney client relationship between the Counsel for a party and the other party to this Agreement.

4.3       This Agreement shall continue until terminated upon the written request of either party. Upon termination, each party and their respective Counsel shall return any Common Interest Materials furnished by the other party. Notwithstanding termination, this Agreement shall continue to protect all Common Interest Materials disclosed prior to termination. Sections 3 and 5 shall survive termination of this Agreement.

5.	General Terms.

5.1       This Agreement is governed by the laws of the State of Delaware, without regard to its choice of law principles.  In the event any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, the remaining terms shall remain in effect. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

5.2      Notices given under this Agreement shall be given in writing and delivered by messenger or overnight delivery service to a party and their respective Counsel at their last known address, and shall be deemed to have been given on the day received.

5.3       This Agreement is effective and binding upon each party as of the date it is signed by or on behalf of a party and may be amended only by a writing signed by or on behalf of each party. This Agreement may be executed in counterparts. Any signature reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission shall be considered an original for purposes of this Agreement.

This Agreement is being executed by each of the undersigned Counsel with the fully informed authority and consent of the respective party it represents.

Counsel for hZo, Inc.                                                                           Counsel for Northeast Maritime Institute, Inc.

By:                                                                          By:

Date:_________________________                                                                         Date:____________________________

EXHIBIT B

ESCROW AGREEMENT

This ESCROW AGREEMENT is made as of the 25th day of September, 2009, between and among Northeast Maritime Institute, Inc., (“NMI”), a Massachusetts corporation located at 32 Washington Street, Fairhaven, MA 02719 and hZo, Inc. (“hZo”), a Utah limited liability organization located at 3855 South 500 Suite J, Salt Lake City, Utah 84115, hereinafter sometimes collectively referred to as the “Parties”, and Looney & Grossman LLP, as Escrow Agent (“Escrow Agent”),

WHEREAS, NMI and hZo have entered into a Technology Contribution Agreement, dated as of even date herewith (the “Agreement”); and

WHEREAS, under the terms of the Agreement, NMI has agreed to deliver to the Escrow Agent certain Deliverables (as such term is defined in the Agreement and hereinafter used with the definition ascribed to it in the Agreement), including without limitation, the Executed Assignments (as such term is defined in the Agreement);

WHEREAS, under the terms of the Agreement, hZo has agreed to deliver to the Escrow Agent a power of attorney in the form attached as Exhibit F of the Agreement, having first executed such power of attorney (the “Power of Attorney”).

WHEREAS, the Agreement provides for the establishment of an escrow for the purposing of holding the Deliverables and the Power of Attorney, and taking certain other actions as is more particularly described in the Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Looney & Grossman LLP is appointed Escrow Agent and by execution hereof accepts the appointment. For the purposes of this Agreement, the term “Escrow Agent” shall mean to include any successor-in-interest of Escrow Agent.

2.  The Escrow Agent agrees to take into possession and securely hold the Deliverables and the Power of Attorney as may be transferred to it per the terms and conditions of the Agreement.  Upon written notice to the Escrow Agent, signed by both Parties, the Escrow Agent shall deliver the Deliverables to hZo, or its designee, at such address and at such time as the Parties shall provide in the notice and irreplaceably destroy all copies and versions of the Power of Attorney in its possession.  Alternatively, upon written notice to the Escrow Agent, signed by both Parties, the Escrow Agent shall deliver the Power of Attorney to NMI, or its designee, at such address and at such time as the Parties shall provide in the notice and irreplaceably destroy all copies and versions of the Deliverables in its possession.

3.  The parties hereto specifically agree that the Escrow Agent may continue otherwise to act for NMI and that its acceptance of the obligations of Escrow Agent hereunder shall in no way present any conflict of interest or other impediment to its continued representations of such Party.

4. The duties, obligations and liabilities of the Escrow Agent shall be limited to those specifically expressed in this Agreement:

A.      In the event of any dispute, question, ambiguity or misunderstanding arising hereunder, the Escrow Agent may seek a definitive court order or finding with respect to the matter.

B.      The duties and responsibilities of the Escrow Agent are limited to those expressly set forth herein, and Escrow Agents shall not be subject to, nor obligated to recognize any other agreement between, or any direction or instructions of any or all of the parties and they may disregard any and all notices or instructions given by any party hereto, or by any other person, firm or corporation, excepting only: (i) a written direction signed by each of the parties to this Agreement; (ii) a written direction signed by counsel to all of the parties to this Agreement; and (iii) any orders or process of any court entered or issued with or without jurisdiction.

C.      If an order, judgment or decree shall be made or entered by any court affecting this Agreement, or any part thereof, then and in any of such events, the Escrow Agent is authorized: (i) to comply with such order, writ, judgment or decree, and they shall not be liable to any of the parties hereto, or to any other person on account of such compliance, even if the same may be subsequently reversed, modified, annulled, set aside or vacated; or (ii) to engage counsel to oppose the order, or to seek clarification, or to seek to have the order vacated, and in such event, the costs of such legal representation shall be paid by the Parties jointly and severally.

D.      The Escrow Agent shall not be responsible for any act or failure to act on his part, except in the case of his own bad faith or gross negligence.

5. This Agreement may be amended only by a writing signed by each of the parties hereto; it shall be executed in multiple counterparts each of which shall have the effect of an original; it is to be construed and enforced under the laws of the State of Delaware, as a document under seal.

[Signature page to follow.]

IN WITNESS WHEREOF, the Parties hereunto and Escrow Agent execute this Escrow Agreement as of the date(s) identified below:

Northeast Maritime Institute, Inc.                                                                            hZo, Inc.

32 Washington Street                                                                                         3855 South 500 Suite J

Fairhaven, MA 02719                                                                                         Salt Lake City, Utah 84115

By:                                                                          By:
  Eric Dawicki                                                                                       Robert G. Pedersen II

  Its President                                                                                      It’s President

Date:_______________________________                                         Date:_____________________________

Looney & Grossman LLP

101 Arch Street

Boston, MA  02110

By: _______________________________

      Richard J. Grahn, Esq.

 As Escrow Agent, and not individually

EXHIBIT C

ASSIGNMENT OF PATENT APPLICATION RIGHTS

For good and valuable consideration, as more particularly described in the Technology Contribution Agreement entered into by NMI (as defined below) and Assignee (as defined below), the receipt and sufficiency of which is hereby acknowledged, Northeast Maritime Institute, Inc. a Massachusetts corporation, (“NMI”) with an address at 32 Washington Street, Fairhaven, MA 02719 (“Assignor”), does hereby irrevocably grant, bargain, sell, assign, transfer and convey unto hZo, Inc., a Delaware corporation, with an address at 3855 South 500 Suite J, Salt Lake City, UT 84115 (“Assignee”), its successors and assigns, or its designees, all right, title, and interest that exist today and may exist in the future in and to any and all of the following (collectively, the “Patent Application Rights”):

(a)          the provisional patent applications and patent applications listed in the Exhibit A attached hereto (the “Patent Applications”);

(b)          all patent applications (i) to which any of the Patent Applications directly or indirectly claims priority, (ii) for which any of the Patent Applications directly or indirectly form a basis for a claim of priority, and/or (iii) that were co-owned applications of Assignor that incorporate by reference, or are incorporated by reference into, the Patent Applications;

(c)          all reissues, reexaminations, extensions, continuations, requests for continuing examinations, divisions, registrations of any item in any of the foregoing categories (a) and (b);

(d)          all items in any of the foregoing in categories (b) through (c), whether or not expressly listed as Exhibit A and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like;

(e)          inventions, invention disclosures, and discoveries described in any of the Patent Applications and/or any item in the foregoing categories (b) through (d) that (i) are included in any claim in the Patent Applications and/or any item in the foregoing categories (b) through (d), (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patent Applications and/or any item in the foregoing categories (b) through (d), and/or (iii) could have been included as a claim in any of the Patent Applications and/or any item in the foregoing categories (b) through (d);

(f)          all rights to apply in any or all countries of the world (specifically including, and without limitation, Japan, Korea and China) for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any item in any of the foregoing categories (a) through (e), including, without limitation, all rights to claim priority under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding, for all countries (specifically including, and without limitation, Japan, Korea and China);

(g)          all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patent Applications and/or any item in any of the foregoing categories (b) through (f), including, without limitation, all causes of action and other enforcement rights for

(1)	damages, for past, current, and future infringement; and

(2)	injunctive relief, and

(3)	any other remedies of any kind

 (h)          all rights to collect royalties and other payments under or on account of any of the Patent Applications and/or any item in any of the foregoing categories (b) through (g).

Assignor represents, warrants and covenants that:

Assignor has the full power and authority to enter into this Agreement and to carry out its obligations hereunder, including the assignment of the Patent Application Rights to Assignee free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Application Rights in the name of Assignee, as the assignee to the entire interest therein.

Assignor will, at the reasonable request of Assignee and at Assignee’s sole expense and without demanding any further consideration therefore, do all things necessary, proper, or advisable, including without limitation, the execution, acknowledgment, and recordation of specific assignments, oaths, declarations, and other documents on a country-by-country basis, to assist Assignee in obtaining, perfecting, sustaining, and/or enforcing the Patent Application Rights. The terms and conditions of this Assignment of Patent Application Rights will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

IN WITNESS WHEREOF this Assignment of Patent Application Rights is executed as of  this ____  day of ________________      , 2009.

ASSIGNOR:

Northeast Maritime Institute, Inc.

By:

    Eric Dawicki

     Its President

COMMONWEALTH OF MASSACHUSETTS

, ss.

On this       day of                          , 2009, before me, the undersigned Notary Public, personally appeared the above-named                                     and witnesses proved to me by satisfactory evidence of identification, being (check whichever applies): [] driver’s license or other state or federal governmental document bearing a photographic image, [] oath or affirmation of a credible witness known to me who knows the above signatory, or [] my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by them, as their free act and deed, voluntarily for its stated purpose.

___________________________________________

Print Name of Notary Public: ___________________

My Commission Expires: _______________________

Accepted by Assignee hZo, Inc.

by: _____________________________

its ______________________________

Witnessed by:_______________________________

EXHIBIT D

ASSIGNMENT OF TECHNOLOGY

For good and valuable consideration, as more particularly described in the Technology Contribution Agreement entered into by Assignor (as defined below) and Assignor (as defined below), the receipt and sufficiency of which is hereby acknowledged, Northeast Maritime Institute, Inc., a Massachusetts corporation, with an address at 32 Washington Street, Fairhaven, MA 02719 (“Assignor”), does hereby irrevocably grant, bargain, sell, assign, transfer and convey unto hZo, Inc. a Delaware corporation, with an address at 3855 South 500 Suite J, Salt Lake City, UT 84115 (“Assignee”), its successors and assigns, or its designees, all of its right, title, and interest and benefit in and to all tangible and intangible assets, property, equipment, processes, and proprietary rights relating to the materials, processes, equipment, devices and other inventions  disclosed in the provisional and non-provisional patent applications listed on Exhibit A; together with all know-how, concepts, intellectual property, trademarks, service marks, copyright protected information, routines, processes, operations, prototypes, specifications, sketches, notebooks, technologies, formulae, drawings, algorithms, studies, reports, costs, pricing, forecasts, orders, research and development, market data, customer names, opportunities, suppliers, vendor relationships, hardware and software programs, and financial information related to the coating of manufactured goods and components of such goods with weather-proof, splash proof, protective coating and related trade secrets, other than as already conveyed in another instrument between the parties, titled ASSIGNMENT OF PATENT APPLICATION RIGHTS, executed on even date herewith (collectively, the “Technology”).

This Assignment of Technology shall inure to the benefit of Assignee and its successors and assigns, shall be binding upon Assignor and its successors, assigns and transferees, and shall survive the execution and delivery hereof.

DATED this ___day of_______, 2009

ASSIGNOR:

Northeast Maritime Institute, Inc.

By:

    Eric Dawicki

 Its President

    Duly authorized

EXHIBIT E

PATENT APPLICATIONS TO BE ASSIGNED (CONFIDENTIAL AND PROPRIETARY TO NMI)

Northeast Maritime Institute – Shellback Portfolio

Attorney Reference Number	Description	Type	Country	Filing Date
N0494.70000US00	Metal and Electronic Device Coating Process for Marine Use and Other Environments Using a Dual Coating	Provisional Application Converted from a Non-Provisional Application	US	10/23/2007
N0494.70001US00	Electronic Device Coating Process for Marine Use and Other Environments	Provisional Application Converted from a Non-Provisional Application	US	10/23/2007
N0494.70000US01	Method and Apparatus to Coat Objects	Non-Provisional	US	4/16/2008
N0494.70001US01	Method and Apparatus to Coat Objects	Non-Provisional	US	4/16/2008
N0494.70002US00	Electronic Device Coating Process for Marine Use and Other Environments	Provisional Application Converted from a Non-Provisional Application	US	9/5/2007
N0494.70003WO00	Metal And Electronic Device Coating Process For Marine Use And Other Environments	International Application	PCT	3/5/2009
N0494.70004TW00	Metal And Electronic Device Coating Process For Marine Use And Other Environments	Foreign Application	TW	3/5/2009

EXHIBIT F

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT G

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, this is a POWER OF ATTORNEY:

I, Robert G. Pedersen II, President of hZo, Inc. (the "Principal"), having its place of business at 3855 South 500 West, Suite J, Salt Lake City, Utah 84115, for and on behalf of the Principal, do hereby appoint:

Northeast Maritime Institute, Inc. to be its attorney (the “Attorney”) TO ACT IN ITS NAME, PLACE AND STEAD to take such reasonable actions as Attorney may deem appropriate in order to confirm the termination of the license granted pursuant to Section 3 of that certain Technology Contribution Agreement between Principal and Attorney dated September 25, 2009 (the “Contribution Agreement”) at the end of the License Term (as defined in the Contribution Agreement), only if the License Term terminates other than due to the ZAGG Deferred Closing (as defined in the Contribution Agreement).

The foregoing appointment shall be deemed coupled with an interest of the Attorney and shall not be revoked without the Attorney's written consent, except as contemplated below.

This Power of Attorney shall be governed by and construed in accordance with the laws of the state of Delaware.

This Power of Attorney shall be irrevocable until the later of (i) 5 years from the date hereof or (ii) the date of the ZAGG Deferred Closing (as defined in the Contribution Agreement).

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE ON BEHALF OF THE PRINCIPAL THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND THE PRINCIPAL HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

(Signature page follows)

In Witness Whereof I have hereunto signed my name this __th of September, 2009.

hZo, Inc.	Witnessed by:
By: _________________________________ Name: Robert G. Pedersen, II Title: President

EXHIBIT H

JOINT ESCROW INSTRUCTIONS

hZo, Inc.
Attn: Corporate Secretary
Dear Secretary:

As escrow agent for both hZo, Inc., a Delaware corporation (the “NMI”), and Northeast Maritime Institute, Inc. (“NMI”), you are hereby authorized and directed to hold the stock certificate representing the NMI Contingent Shares delivered to you pursuant to the terms of that certain Technology Contribution Agreement (the “Agreement”), dated as of September 25, 2009, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. In the event that the NMI Contingent Shares are forfeited pursuant to Section 5.2 of the Agreement, the NMI shall give to NMI and you a written notice specifying such fact.  NMI and the NMI hereby irrevocably authorize and direct you to transfer the NMI Contingent Shares to the NMI for cancellation and (a) to date the stock assignments necessary for the transfer, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the NMI for cancelation, together with any additions and substitutions to said shares as defined in the Agreement.

2. In the event that the NMI Contingent Shares are to be released to NMI pursuant to Section 5.2 of the Agreement, the NMI shall give to NMI and you a written notice specifying such fact and you will deliver to NMI the certificate or certificates representing the NMI Contingent Shares and any additions and substitutions to said shares as defined in the Agreement.

3. NMI irrevocably authorizes the NMI to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  NMI does hereby irrevocably constitute and appoint you as its attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 3, NMI shall exercise all rights and privileges of a stockholder of the NMI while the stock is held by you.

4. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to NMI, you shall deliver all of same to NMI and shall be discharged of all further obligations hereunder.

5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as escrow agent or as attorney-in-fact for NMI while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7. The NMI and the NMI hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the NMI or NMI hereunder.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The NMI shall reimburse you for any such disbursements.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party.  In the event of any such termination, the NMI shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or 4 days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses set forth in the Agreement, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,
hZo, INC.
a Delaware corporation

By:
Title:

NORTHEAST MARITIME INSTITUTE, INC.

By:

    Eric Dawicki

 Its president

ESCROW AGENT:

Corporate Secretary

EXHIBIT I

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Technology Contribution Agreement dated as of September 25, 2009, the undersigned hereby assigns and transfers unto ___________________________________, ______________________ (______) shares of Common Stock of hZo, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number _______ delivered herewith, and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
Dated:

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Technology Contribution Agreement between the above assignor and the above corporation, dated as of September 25, 2009.

Instruction: Please do not fill in any blanks
other than the signature and name lines.

EXHIBIT J

GUARANTY

THIS GUARANTY, dated as of September 25, 2009, is executed by the undersigned (“Guarantor”) in favor of Northeast Maritime Institute, Inc., a Massachusetts corporation (“NMI”).

RECITALS

A.           hZo, Inc. (“hZo”) and NMI are parties to that certain Technology Contribution Agreement of even date herewith (the “Contribution Agreement”).

B.           Section 5.1(ii) of the Contribution Agreement requires the payment by hZo to NMI of $2,000,000 at the ZAGG Deferred Closing (as defined in the Contribution Agreement) (the “ZAGG Deferred Closing Payment”).

C.           The undersigned is willing to guaranty the payment of the ZAGG Deferred Closing Payment pursuant to the terms of this Guaranty.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees with NMI as follows:

1.           Guaranty.  Guarantor unconditionally guarantees and promises to pay to NMI, or order, the ZAGG Deferred Closing Payment if the ZAGG Deferred Closing occurs and hZo fails to make the ZAGG Deferred Closing Payment to NMI at the ZAGG Deferred Closing (the “Payment Obligation”).  This Guaranty is absolute, unconditional, continuing and irrevocable and constitutes an independent guaranty of payment and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Payment Obligation, the consolidation or merger of hZo with or into any other entity, the sale, lease or disposition by hZo of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of hZo, the admission by hZo of its inability to pay its debts as they mature, or the making by hZo of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.  If hZo shall fail to pay the Payment Obligation as and when it is due, Guarantor shall forthwith pay to NMI the Payment Obligation in immediately available funds.  This is a continuing guaranty for which Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of NMI.

2.           Nonwaiver.  No failure or delay on NMI’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

3.           Amendments and Waivers.  This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and NMI.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

4.           Assignments.  This Guaranty shall be binding upon and inure to the benefit of NMI and Guarantor and their respective successors and assigns; provided, however, that without the prior written consent of NMI, Guarantor may not assign its rights and obligations hereunder.

5.           Governing Law; Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of the state of Delaware without reference to conflicts of law rules.

 [Signature page follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

GUARANTOR:

ZAGG, INC.

Signature:

Print Name:

Print Title: